Exhibit 99.1

Savoy Resources Corp. Announces Management Change; Savoy Holds Rights to a Vast Mineral Area

    DENVER--(BUSINESS WIRE)--July 19, 2004--Savoy Resources Corp. (OTCBB:SVYR), in partnership with the Heilongjiang Province of north eastern China, holds the full mineral rights for the exploration and development of an area almost twice the size of Texas and California combined.
    Savoy Resources' Joint Venture Agreement is with the First Institute of Geology and Exploration of Heilongjiang Province (the "First Institute"), and has been approved by the Government authority. Savoy controls 70% equity interest in this Joint Venture, which has been legally incorporated as Heilongjiang Savoy Resources Co. Ltd. This Agreement provides Savoy with the right of first refusal to explore and develop any mineral property in the entire province. Savoy now has complete access to a geological database, developed over the past 50 years, identifying precious and base metals, diamonds and other natural resources. The database includes comprehensive geological, geochemical, geophysical and drilling results data, as well as pre-feasibility and feasibility studies for mining on identified properties for the entire region. To date, the First Institute has reported the discovery of 120 deposits with 48 types of minerals including high-grade gold, silver, copper, iron, coal and diamonds.
    Savoy Resources is committed to exploring and developing the mining opportunities in this vast area in a combination of joint ventures with other mining partners as well as exclusive Savoy projects.

    Savoy Appoints New Management

    Savoy Resources announces the appointment of Dr. Weiguo Lang (Ph.D) and Mr. Robert Slavik as Directors effective immediately. Dr. Lang will serve as Chairman of the Board and Mr. Slavik as President and Chief Executive Officer.
    Mr. Floyd Wandler and Mr. Clint Sharples resigned as directors and officers of the Company on July 16, 2004. Mr. Philip Walsh resigned May 7, 2004.
    Dr. Lang, who has continuously been involved with Savoy as one of its key business consultants in China, has been actively conducting business in the natural and bioresources and technology sectors in North America and China. He brings many years of experience through his service on the boards of several public and private companies. His numerous business contacts in China and knowledge of China's mandates and policies on foreign investments have made him a valuable asset to Savoy, including the completion of Savoy's historic agreement with the Heilongjiang Province. His understanding of the standardization of China's legal system has allowed Savoy to successfully move ahead with their ventures in China in a more effective and timely manner.
    Mr. Slavik (Tech. Ed in Business and Engineering, British
Columbia Institute of Technology (BCIT), 1974-78,) has been involved with Savoy as the Company's Operations Manager in Madagascar. He will assume over-all responsibility for the operations and financial needs of the Company. His previous activities include extensive experience in corporate finance development in the mining and forestry industries worldwide.

    Savoy relocates its Head Office

    Savoy is relocating its head office to Denver, Colorado.

    /s/ Weiguo Lang
    Weiguo Lang, Chairman and Director
    On Behalf of the Board of Directors
    Savoy Resources Corp.

    Certain matters discussed in this news release are "forward-looking statements". These forward-looking statements can generally be identified as such because the context of the statement will include words such as Savoy "expects," "anticipates" or words of similar import. Similarly, statements that describe the Company's plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated. Although Savoy believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that the expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Forward-looking statements made herein are only made as of the date of this news release and Savoy does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

    For more information regarding Savoy please contact the Company at info@savoyresources.com or North America toll free 800.507.2869.

    CONTACT: Savoy Resources Corp.
             Robert Slavik, 604-542-0401